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                                                                      EXHIBIT 8

                 [LETTERHEAD OF GENERAL MOTORS CORPORATION]

                                April 24, 1997



General Motors Corporation
100 Renaissance Center
Detroit, Michigan 48243-7301

General Motors Capital Trust D
c/o General Motors Corporation
100 Renaissance Center
Detroit, Michigan  48243-7301

General Motors Capital Trust G
c/o General Motors Corporation
100 Renaissance Center
Detroit, Michigan  48243-7301

                 Re:      Registration Statement on Form S-4
                          Registration No. 333-25221

Ladies and Gentlemen:

                 I have acted as counsel to General Motors Corporation, a Delaware corporation (the "Corporation"), and General Motors Capital Trust D and General Motors Capital Trust G, each of which is a statutory business trust formed under the laws of the State of Delaware (together, the "Trusts"), in connection with the above-captioned registration statement on Form S-4 (as amended, the "Registration Statement") filed with the Securities Exchange Commission (the "Commission") for the purpose of registering (i) Preferred Securities representing undivided beneficial interests in the assets of the Trusts, and (ii) Junior Subordinated Debentures issued by the Corporation to the Trusts, in connection with the sale of the Preferred Securities. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Prospectus for an offering of Preferred Securities constituting a part of the Registration Statement (as amended, the "Prospectus").

                 I hereby confirm that, although the discussion set forth under the heading "UNITED STATES FEDERAL INCOME TAXATION" in the Prospectus does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition


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General Motors Corporation
General Motors Capital Trust D
General Motors Capital Trust G
April 24, 1997
Page 2


of Preferred Securities, in my opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, based upon current law. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

                 This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. I hereby consent to the use of my name under the headings "LEGAL MATTERS" and "UNITED STATES FEDERAL INCOME TAXATION" in the Prospectus and the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "UNITED STATES FEDERAL INCOME TAXATION" set forth in the Prospectus filed on April 15, 1997 and amended as of the date hereof. I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                        Very truly yours,


                                        /s/ Robert N. Deitz

                                        Robert N. Deitz
                                        Senior Tax Counsel